STATEMENT APPOINTING AUTHORIZED SIGNATORY

The undersigned individual (the “Reporting Person”) hereby authorizes and designates Steven M. Spurlock (the “Authorized Signatory”) to (i) execute and file on behalf of such Reporting Person any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the “Act”), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the “Exchange Act”) or any other state or federal agency (collectively, the “Reports”) with respect to the Reporting Person’s ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”) and (ii) perform any and all other acts, which in the opinion of the Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Authorized Signatory under this Statement with respect to the Reporting Person shall continue until the Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. The Reporting Person acknowledges that the Authorized Signatory is not assuming any of the Reporting Person’s responsibilities to comply with the Act or the Exchange Act.

May 14, 2012                                                                            By: /s/ J. William Gurley
                                                                                                           J. William Gurley